UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: March 1, 2007

ADVANCED BATTERY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

21 West 39th Street, Suite 2A New York, NY 10018
(Address of Principal Executive Offices)

212-391-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Director

On March 1, 2007 the Board of Directors of Advanced Battery Technologies, Inc. elected John J. McFadden to serve as a member of the Board.  Mr. McFadden has also agreed that, upon election, he will serve as Chairman of the Audit Committee of the Board.  Information about Mr. McFadden follows:

John J. McFadden.  Since 1998 Mr. McFadden has been self-employed as a consultant, providing consultation to his clients regarding both investment banking and energy matters.  From 1996 until 1998 Mr. McFadden was employed as the Senior Managing Director of Cambridge Holding and Cambridge Partners, LLC, a private investment company.  From 1968 until 1996 Mr. McFadden was employed by The First Boston Corporation with a variety of responsibilities in corporate finance and public finance, including service as Vice President and Treasurer.  In 1967 Mr. McFadden was awarded a B.A. degree by St. Bonaventure University.  He is 63 years old.

Advanced Battery Technologies has agreed that it will issue to Mr. McFadden, upon commencement of his service and on each anniversary of his commencement date, common shares with a market value of $30,000.  Advanced Battery Technologies will also pay Mr. McFadden a fee of $1,000 for each meeting of the Board or of any committee of the Board that he attends.

Mr. McFadden is affiliated with GreenStone Holdings, Inc.  GreenStone Holdings entered into a consulting agreement with Advanced Battery Technologies in February 2007.  The agreement provides that GreenStone Holdings will consult with management of Advanced Battery Technologies concerning matters relating to management, organization, financial policies and capital market strategies, will introduce Advanced Battery Technologies to the investment community, and will investigate business opportunities for Advanced Battery Technologies.  In compensation for its services, Advanced Battery Technologies has agreed to issue 250,000 shares of common stock to GreenStone Holdings.  Advanced Battery Technologies will also issue an additional 500,000 common shares to GreenStone Holdings if certain goals are achieved.  The agreement also provides for payment of a fee to GreenStone Holdings if Advanced Battery Technologies obtains financing from a source introduced by GreenStone Holdings.

Mr. McFadden will receive from GreenStone Holdings a portion of any revenue that GreenStone Holdings realizes as a result of its relationship with Advanced Battery Technologies.  The percentage of that revenue to be paid to Mr. McFadden remains to be determined by him and GreenStone Holdings.  Mr. McFadden’s agreement with Advanced Battery Technologies provides that he will not receive any payment or compensation that would prevent him from being considered an “independent director” as defined in the rules of NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: March 6, 2007

By:/s/ Fu Zhiguo

     Fu Zhiguo, Chief Executive Officer